Exhibit 99.1

Zayo Group Holdings, Inc. Reports Financial Results for the Fourth Fiscal Quarter Ended June 30, 2019

Fourth Fiscal Quarter 2019 Financial Highlights

•	$650.6 million of consolidated revenue, including $485.4 million from the Zayo Networks segment, $66.1 million from the zColo segment and $88.0 million from the Allstream segment.
•	Net income of $63.0 million resulting in basic and diluted net income per share during the quarter of $0.27 and $0.26, respectively.
•	$321.2 million of adjusted EBITDA, including $276.8 million from the Zayo Networks segment, $30.6 million from the zColo segment and $12.0 million from the Allstream segment.
•

Consolidated net installs, on a monthly recurring revenue (MRR) and monthly amortized revenue (MAR) basis, were $1.1 million, excluding the Allstream segment.  This includes $1.6 million of net installs from the Zayo Networks segment, and $(0.4) million of net installs from the zColo segment.

•	Adjusted unlevered free cash flow of $140.6 million.

BOULDER, Colo., August 21,  2019– Zayo Group Holdings, Inc. (“Zayo” or “the Company”) (NYSE: ZAYO), a global leader in Communications Infrastructure, announced results for the three months ended June 30, 2019.

Fourth quarter net income increased by $28.3 million over the previous quarter. During the three months ended June 30, 2019,  capital expenditures were $195.8 million.    As of June 30, 2019, the Company had $186.1 and $296.5 million available under its revolving credit facility.

Recent Developments

Significant Merger Development

On July 26, 2019, the Company held a special meeting of stockholders where the stockholders approved the adoption of the previously announced merger agreement. On July 31, 2019, the Company announced the early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976. The closing of the merger remains subject to customary conditions, including certain regulatory approvals. The transaction is expected to close in the first half of 2020.

Fourth Fiscal Quarter Financial Results

Three Months Ended June 30, 2019 and March 31, 2019

(in millions)

	Three Months Ended
	June 30, 2019	March 31, 2019
Revenue	$650.6	$647.2
Annualized revenue growth	2%	5%
Operating income	121.2	131.6

Income from operations before income taxes	27.3	52.7
Provision for income taxes	(35.7)	18.0
Net income	$63.0	$34.7

Adjusted EBITDA	$321.2	$321.3
Annualized Adjusted EBITDA growth	0%
Adjusted EBITDA margin	49%	50%

Levered free cash flow	$29.3	$47.2

Three Months Ended June 30, 2019 and June 30, 2018

(in millions)

	Three Months Ended
	June 30, 2019	June 30, 2018
Revenue	$650.6	$657.3
Year-over-year revenue growth	-1%
Operating income	121.2	119.0

Income from operations before income taxes	27.3	19.5
Provision for income taxes	(35.7)	(23.4)
Net income	63.0	42.9

Adjusted EBITDA	321.2	323.6
Year-over-year Adjusted EBITDA growth	-1%
Adjusted EBITDA margin	49%	49%

Levered free cash flow	29.3	43.7

Conference Call

Due to the pending merger, Zayo will not host a conference call to discuss fourth fiscal quarter 2019 results. A  presentation that summarizes the financial, operational and commercial highlights of the quarter and supplemental materials will be made available through the Investor Relations section of the Company’s website at investors.zayo.com.

About Zayo

Zayo Group Holdings, Inc. (NYSE: ZAYO) provides mission-critical bandwidth to the world’s most impactful companies, fueling the innovations that are transforming our society. Zayo’s 133,000-mile network in North America and Europe includes extensive metro connectivity to thousands of buildings and data centers. Zayo’s communications infrastructure solutions include dark fiber, private data networks, wavelengths, Ethernet, dedicated Internet access, and colocation services. Zayo owns and operates a Tier 1 IP Backbone and 51 carrier-neutral data centers. Through its Cloudlink service, Zayo provides low latency private connectivity that attaches enterprises to their public cloud environments. Zayo serves wireless and wireline carriers, media, tech, content, finance, healthcare and other large enterprises. For more information, visit zayo.com.

Forward Looking Statements

Certain statements made herein, including, for example, statements regarding the benefits of the transaction, certainty of the transaction, the anticipated timing of the transaction and future results or expectations of the Company, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. These forward-looking statements typically include words such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved, and actual results may differ materially from those contemplated by the forward-looking statements. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, many of which are beyond our control, and are not guarantees of future results or achievements. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its businesses or operations. As a result, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: risks and uncertainties relating to the Company’s financial and operating prospects, current economic trends, future opportunities, ability to retain existing customers and attract new ones, outlook of customers, and strength of competition and pricing; the Company’s acquisition strategy, including our ability to integrate acquired companies and assets, in particular with respect to our recent acquisitions, and the benefits thereof, including financial and operating results and synergy benefits that may be realized from these acquisitions and the timeframe for realizing these benefits, such as our proposed restructuring activities and potential REIT conversion including our ability to successfully combine our divisions and the feasibility and timing of any REIT conversion; the occurrence of any event, change or other circumstances that could give rise to the delay or termination of the merger agreement; the outcome or length of any legal proceedings that have been, or will be, instituted related to the merger agreement; the inability to complete the merger due to the failure to timely or at all satisfy any conditions to completion of the merger, including the receipt on a timely basis or at all of any required regulatory clearances related to the merger; the failure of the acquirer to obtain or provide on a timely basis or at all the necessary financing as set forth in the equity commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and the other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”) as described below. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive.

Additional information concerning these and other factors that could affect our forward-looking statements, see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our Annual Report on Form 10-K/A for the fiscal year ended June 30, 2018, and in any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov, on the Company’s website at  https://investors.zayo.com or by contacting the investor relations department of the Company. Except to the extent required by applicable law, we disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Company provides financial measures that are not defined under generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin, adjusted unlevered free cash flow and levered free cash flow.

Adjusted EBITDA, as defined below and in Note 17 – Segment Reporting of our consolidated financial statements and notes thereto included in our Annual Report, is the primary measure used by our chief operating decision maker to evaluate segment operating performance.

Adjusted EBITDA is defined as earnings/(loss) from operations before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude acquisition or disposal-related transaction costs, stock-based compensation, losses on extinguishment of debt, unrealized foreign currency gains/(losses) on intercompany loans, gains/(losses) on business dispositions and non-cash income/(loss) on equity and cost method investments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Adjusted unlevered free cash flow is defined as Adjusted EBITDA less purchases of property and equipment, net of stimulus grants, plus additions to deferred revenue, less non-cash monthly amortized revenue. Levered free cash flow is defined as net cash provided by operating activities less purchases of property and equipment, net of stimulus grants. Adjusted unlevered free cash flow and levered free cash flow are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income, net cash flows provided by operating activities, total net cash flows or any other performance measures derived in accordance with GAAP or as alternatives to net cash flows from operating activities or total net cash flows as measures of our liquidity.

Adjusted EBITDA is a performance rather than cash flow measure. In addition to Adjusted EBITDA, management uses adjusted unlevered free cash flow, which measures the ability of Adjusted EBITDA to cover capital expenditures. We use levered free cash flow as a measure to evaluate cash generated through normal operating activities. These metrics are among the primary measures used by management for planning and forecasting future periods. We believe the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and make it easier to compare our results with the results of other companies that have different financing and capital structures. We believe that the presentation of levered free cash flow is relevant and useful to investors because it provides a measure of cash available to pay the principal on our debt and pursue acquisitions of businesses or other strategic investments or uses of capital.

We also monitor Adjusted EBITDA because our subsidiaries have debt covenants that restrict their borrowing capacity that are based on a leverage ratio, which utilizes a modified EBITDA, as defined in our credit agreement and the indentures governing our notes. The modified EBITDA is consistent with our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the quarter for which the debt compliance certification is due. Adjusted EBITDA results, along with the quantitative and qualitative information, are also utilized by management and our Compensation Committee, as an input for determining incentive payments to employees.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA:

▪	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;
▪	does not reflect changes in, or cash requirements for, our working capital needs;
▪	does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
▪	does not reflect cash required to pay income taxes.

Adjusted unlevered free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, adjusted unlevered free cash flow:

▪	does not reflect changes in, or cash requirements for, our working capital needs;
▪	does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
▪	does not reflect cash required to pay income taxes.

Levered free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, levered free cash flow:

▪	does not reflect principal payments on debt;

▪	does not reflect principal payments on capital lease obligations;
▪	does not reflect dividend payments, if any; and
▪	does not reflect the cost of acquisitions.

Our computation of Adjusted EBITDA, and levered free cash flow may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

Because we have acquired numerous entities since our inception and incurred transaction costs in connection with each acquisition, borrowed money in order to finance our operations and acquisitions, and used capital and intangible assets in our business, and because the payment of income taxes is necessary if we generate taxable income after the utilization of our net operating loss carry forwards, any measure that excludes these items has material limitations. As a result of these limitations, these measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of our liquidity. See “Reconciliation of Non-GAAP Financial Measures” for a quantitative reconciliation of Adjusted EBITDA to net income/(loss) and for quantitative reconciliations of adjusted unlevered free cash flow and levered free cash flow, each to net cash provided by operating activities.

Annualized revenue and annualized Adjusted EBITDA are derived by multiplying the total revenue and Adjusted EBITDA, respectively, for the most recent quarterly period by four. Our computations of annualized revenue and annualized Adjusted EBITDA may not be representative of our actual annual results.

Measures referred to as being calculated on a constant currency basis are intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Tables reconciling non-GAAP measures are included in the Reconciliation of Non-GAAP Financial Measures section of this earnings release and in a supplemental earnings presentation. A glossary of terms used throughout and the supplemental earnings presentation are available under the investor section of the Company’s website at http://investors.zayo.com.

Consolidated Financial Information

Consolidated Statements of Operations

(in millions, except per share data)

	Year Ended June 30,
	2019	2018	2017
Revenue	$2,578.0	$2,602.5	$2,220.3
Operating costs and expenses
Operating costs (excluding depreciation and amortization)	915.3	941.9	801.7
Selling, general and administrative expenses (excluding depreciation and amortization )	509.0	490.9	436.4
Depreciation and amortization	633.4	746.5	606.2
Total operating costs and expenses	2,057.7	2,179.3	1,844.3
Operating income	520.3	423.2	376.0
Other expenses
Interest expense	(338.7)	(299.8)	(241.5)
Loss on extinguishment of debt	—	(4.9)	(18.2)
Foreign currency (loss)/gain on intercompany loans	(14.1)	5.4	(10.3)
Other income, net	7.8	2.4	0.3
Total other expenses, net	(345.0)	(296.9)	(269.7)
Income from operations before income taxes	175.3	126.3	106.3
Provision for income taxes	25.3	23.4	19.2
Net income	$150.0	$102.9	$87.1
Weighted-average shares used to compute net income per share:
Basic	238.5	247.3	243.9
Diluted	240.2	248.5	246.8
Net income per share:
Basic	$0.63	$0.42	$0.36
Diluted	$0.62	$0.41	$0.35

Consolidated Balance Sheets

(in millions, except share amounts)

	Year Ended June 30,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$186.1	$256.7
Trade receivables, net of allowance of $17.6 and $11.1 as of June 30, 2019 and June 30, 2018, respectively	177.0	235.6
Prepaid expenses	65.3	74.1
Other current assets	56.8	29.7
Assets held for sale	—	41.8
Total current assets	485.2	637.9
Property and equipment, net	5,808.9	5,427.6
Intangible assets, net	1,118.8	1,212.1
Goodwill	1,706.6	1,719.1
Deferred income taxes, net	24.8	37.6
Other assets	190.3	175.6
Total assets	$9,334.6	$9,209.9
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$73.7	$45.9
Accrued liabilities	306.8	312.3
Accrued interest	73.1	72.6
Current portion of long-term debt	5.0	5.0
Capital lease obligations, current	10.0	11.9
Deferred revenue, current	174.9	162.9
Liabilities associated with assets held for sale	—	6.1
Total current liabilities	643.5	616.7
Long-term debt, non-current	5,839.7	5,690.1
Capital lease obligation, non-current	172.2	121.6
Deferred revenue, non-current	1,148.1	1,076.3
Deferred income taxes, net	134.9	147.1
Other long-term liabilities	54.7	57.8
Total liabilities	7,993.1	7,709.6

Stockholders' equity
Preferred stock, $0.001 par value - 50,000,000 shares authorized; no shares issued and outstanding as of June 30, 2019 and June 30, 2018, respectively	—	—
Common stock, $0.001 par value - 850,000,000 shares authorized; 236,257,893 and 246,438,483 shares issued and outstanding as of June 30, 2019 and June 30, 2018, respectively	0.2	0.2
Additional paid-in capital	1,581.2	1,881.6
Accumulated other comprehensive loss	(23.9)	(15.5)
Accumulated deficit	(216.0)	(366.0)
Total stockholders' equity	1,341.5	1,500.3
Total liabilities and stockholders' equity	$9,334.6	$9,209.9

Consolidated Statement of Cash Flows

(in millions)

	Year Ended June 30,
	2019	2018	2017
Cash flows from operating activities
Net income	$150.0	$102.9	$87.1
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	633.4	746.5	606.2
Loss on extinguishment of debt	—	4.9	18.2
Gain on sale of SRT	(5.5)	—	—
Non-cash interest expense	10.3	9.8	9.6
Stock-based compensation	109.3	96.7	114.1
Amortization of deferred revenue	(152.1)	(136.3)	(116.5)
Foreign currency loss/(gain) on intercompany loans	14.1	(5.4)	10.3
Deferred income taxes	1.2	22.3	13.4
Provision for bad debts	10.2	5.1	3.7
Non-cash loss on investments	0.8	0.9	1.1
Changes in operating assets and liabilities, net of acquisitions
Trade receivables	44.0	(48.1)	(7.2)
Accounts payable and accrued liabilities	(14.1)	7.3	5.2
Additions to deferred revenue	193.1	212.8	200.5
Other assets and liabilities	(43.6)	(48.2)	(35.9)
Net cash provided by operating activities	951.1	971.2	909.8
Cash flows from investing activities
Purchases of property and equipment	(786.9)	(789.9)	(835.5)
Cash paid for acquisitions, net of cash acquired	—	(176.9)	(1,434.8)
Proceeds from sale of SRT, net of cash held in escrow	39.0	—	—
Net cash used in investing activities	(747.9)	(966.8)	(2,270.3)
Cash flows from financing activities
Proceeds from debt	275.0	462.8	3,865.8
Principal payments on long-term debt	(135.0)	(315.7)	(2,408.8)
Principal payments on capital lease obligations	(6.2)	(8.4)	(6.6)
Payment of debt issue costs	(0.7)	(4.3)	(35.4)
Common stock repurchases	(402.5)	(93.5)	—
Cash paid for Santa Clara acquisition financing arrangement and other	(5.8)	(5.3)	(3.7)
Net cash (used in)/provided by financing activities	(275.2)	35.6	1,411.3
Net cash flows	(72.0)	40.0	50.8
Effect of changes in foreign exchange rates on cash	(2.0)	(3.9)	(0.8)
Net (decrease)/increase in cash, cash equivalents and restricted cash	(74.0)	36.1	50.0
Cash, cash equivalents and restricted cash, beginning of period	261.3	225.2	175.2
Cash, cash equivalents and restricted cash, end of period	$187.3	$261.3	$225.2
Supplemental information:
Cash paid for interest, net of capitalized interest	$315.2	$280.2	$195.6
Cash paid for income taxes	7.0	20.3	13.1
Non-cash purchases of equipment through capital leasing	55.4	22.1	12.0
Non-cash purchases of equipment through nonmonetary exchange	49.2	17.1	12.8
Increase/(decrease) in accounts payable and accrued expenses for purchases of property and equipment	33.0	(32.2)	16.9

Reconciliation of cash, cash equivalents, and restricted cash:	June 30, 2019	June 30, 2018	June 30, 2017
Cash and cash equivalents	$186.1	$256.7	$220.7
Restricted cash included in other assets	1.2	4.6	4.5
Total cash, cash equivalents and restricted cash	$187.3	$261.3	$225.2

Reconciliation of Non-GAAP Financial Measures

(in millions)

Adjusted EBITDA and Cash Flow Reconciliation	Three Months Ended			Year Ended June 30,
	June 30, 2019	March 31, 2019	June 30, 2018	2019	2018
Reconciliation of Adjusted EBITDA:
Net income	$63.0	$34.7	$42.9	$150.0	$102.9
Interest expense	86.1	86.4	77.8	338.7	299.8
Provision for income taxes	(35.7)	18.0	(23.4)	25.3	23.4
Depreciation and amortization	157.5	161.2	176.1	633.4	746.5
Transaction costs	12.6	0.9	1.1	17.0	18.6
Stock-based compensation	29.4	27.0	26.2	109.3	96.7
Loss on extinguishment of debt	—	—	—	—	4.9
Foreign currency loss/(gain) on intercompany loans	8.3	(7.1)	22.4	14.1	(5.4)
Gain on business disposition	—	—	—	(5.5)	—
Non-cash loss on investments	—	0.2	0.5	0.8	0.9
Adjusted EBITDA	$321.2	$321.3	$323.6	$1,283.1	$1,288.3

Reconciliation of adjusted unlevered free cash flow:
Net cash provided by operating activities	$225.1	$253.6	$251.7	$951.1	$971.2
Cash paid for interest, net of capitalized interest	92.4	69.7	85.1	315.2	280.2
Cash paid for income taxes	3.5	0.8	3.4	7.0	20.3
Transaction costs	12.6	0.9	1.1	17.0	18.6
Provision for bad debts	(1.5)	(4.6)	0.7	(10.2)	(5.1)
Additions to deferred revenue	(54.4)	(57.6)	(74.8)	(193.1)	(212.8)
Amortization of deferred revenue	39.2	38.6	36.0	152.1	136.3
Other changes in operating assets and liabilities	4.3	19.9	20.4	44.0	79.6
Adjusted EBITDA	321.2	321.3	323.6	1,283.1	1,288.3
Purchases of property and equipment	(195.8)	(206.4)	(208.0)	(786.9)	(789.9)
Additions to deferred revenue	54.4	57.6	74.8	193.1	212.8
Amortization of deferred revenue	(39.2)	(38.6)	(36.0)	(152.1)	(136.3)
Adjusted unlevered free cash flow	$140.6	$133.9	$154.4	$537.2	$574.9

Reconciliation of levered free cash flow:
Net cash provided by operating activities	$225.1	$253.6	$251.7	$951.1	$971.2
Purchases of property and equipment	(195.8)	(206.4)	(208.0)	(786.9)	(789.9)
Levered free cash flow, as defined	$29.3	$47.2	$43.7	$164.2	$181.3

Adjusted EBITDA and Cash Flow Reconciliation	Three Months Ended June 30, 2019
	Zayo Consolidated	Allstream	Consolidated Excluding Allstream
Reconciliation of Adjusted EBITDA:
Net income/(loss)	$63.0	$(9.8)	$72.8
Interest expense	86.1	4.1	82.0
Provision for income taxes	(35.7)	1.1	(36.8)
Depreciation and amortization	157.5	15.6	141.9
Transaction costs	12.6	—	12.6
Stock-based compensation	29.4	1.0	28.4
Foreign currency loss on intercompany loans	8.3	—	8.3
Adjusted EBITDA	$321.2	$12.0	$309.2

Reconciliation of levered free cash flow:
Net cash provided by operating activities	$225.1	$13.0	$212.1
Purchases of property and equipment, net	(195.8)	(5.5)	(190.3)
Levered free cash flow, as defined	$29.3	$7.5	$21.8

	Three Months Ended June 30, 2019
	Zayo Networks (1)	zColo (1)	Allstream	Other (1)	Corporate/ Eliminations (1)	Total

Net income/(loss)	$65.6	$(21.4)	$(9.8)	$1.2	$27.4	$63.0
Interest expense	70.1	11.0	4.1	—	0.9	86.1
Provision for income taxes	—	—	1.1	—	(36.8)	(35.7)
Depreciation and amortization expense	111.0	30.5	15.6	0.4	—	157.5
Transaction costs	9.4	3.3	—	—	(0.1)	12.6
Stock-based compensation	21.1	7.3	1.0	—	—	29.4
Foreign currency (gain)/loss on intercompany loans	(0.3)	(0.1)	—	—	8.7	8.3
Non-cash loss on investments	(0.1)	—	—	—	0.1	—
Segment and consolidated Adjusted EBITDA	$276.8	$30.6	$12.0	$1.6	$0.2	$321.2

 (1) These segments are included in Communications Infrastructure

During the fourth quarter of Fiscal 2019, with the continued increase in our scope and scale, our chief operating decision maker ("CODM"), who is our Chief Executive Officer, implemented certain organizational changes to the management and operation of the business that directly impact how the CODM makes resource allocation decisions and manages the Company. The changes in structure had the impact of combining our legacy Fiber Solutions, Transport, and Enterprise segments into a single new segment, Zayo Networks, and re-aligning our Cloud and Cybersecurity SPG from our legacy Enterprise segment to our zColo segment.   These changes to the existing reportable segments have been recast for all prior period financial and operating metrics presented in our Annual Report for comparability, and for quarters ended September 30, 2018, December 31, 2018 and March 31, 2019 as shown below:

	Three Months Ended September 30, 2018
	Zayo Networks (1)	zColo (1)	Allstream	Other (1)	Corporate/ Eliminations (1)	Total

Net income/(loss)	$58.3	$(15.1)	$(3.4)	$0.4	$(18.1)	$22.1
Interest expense	66.4	11.8	4.0	—	—	82.2
Provision for income taxes	—	—	7.1	—	13.4	20.5
Depreciation and amortization expense	118.5	30.4	18.4	0.5	—	167.8
Transaction costs	0.3	0.2	0.2	—	—	0.7
Stock-based compensation	22.5	4.0	—	0.2	—	26.7
Gain on business disposition	—	—	(5.5)	—	—	(5.5)
Foreign currency loss on intercompany loans	—	—	—	—	4.6	4.6
Non-cash loss on investments	0.2	—	—	—	0.1	0.3
Segment and consolidated Adjusted EBITDA	$266.2	$31.3	$20.8	$1.1	$—	$319.4

	Three Months Ended December 31, 2018
	Zayo Networks (1)	zColo (1)	Allstream	Other (1)	Corporate/ Eliminations (1)	Total

Net income/(loss)	$75.5	$(9.8)	$(5.9)	$0.6	$(30.2)	$30.2
Interest expense	69.3	10.6	4.1	—	—	84.0
Provision for income taxes	—	—	0.6	—	21.9	22.5
Depreciation and amortization expense	100.3	27.4	18.6	0.5	0.1	146.9
Transaction costs	2.1	0.5	0.2	—	—	2.8
Stock-based compensation	22.1	4.0	—	0.1	—	26.2
Foreign currency loss on intercompany loans	—	—	—	—	8.3	8.3
Non-cash loss on investments	0.4	—	—	—	(0.1)	0.3
Segment and consolidated Adjusted EBITDA	$269.7	$32.7	$17.6	$1.2	$—	$321.2

	Three Months Ended March 31, 2019
	Zayo Networks (1)	zColo (1)	Allstream	Other (1)	Corporate/ Eliminations (1)	Total

Net income/(loss)	$67.2	$(16.7)	$(4.5)	$1.3	$(12.6)	$34.7
Interest expense	70.9	11.3	4.2	—	—	86.4
Provision for income taxes	—	—	(1.9)	—	19.9	18.0
Depreciation and amortization expense	113.0	31.4	16.4	0.4	—	161.2
Transaction costs	0.6	—	0.2	—	0.1	0.9
Stock-based compensation	22.5	4.3	—	0.2	—	27.0
Foreign currency loss/(gain) on intercompany loans	0.3	0.1	—	—	(7.5)	(7.1)
Non-cash loss on investments	0.3	—	—	—	(0.1)	0.2
Segment and consolidated Adjusted EBITDA	$274.8	$30.4	$14.4	$1.9	$(0.2)	$321.3

(1) These segments are included in Communications Infrastructure

Media:         Shannon Paulk, Corporate Communications

                    303-577-5897

                    press@zayo.com

Investors:    Brad Korch, Investor Relations

                    720-306-7556

IR@zayo.com